EXHIBIT 99.1

Terra Tech Corp Reports Financial Results for Year End December 31, 2018

IRVINE, CA – March 14, 2019 – Terra Tech Corp. (OTCQX: TRTC) (“Terra Tech” or the “Company”), a vertically integrated cannabis-focused agriculture company, today announced its financial results for the year ended December 31, 2018.

“We faced several headwinds in 2018 that slowed our progress and impacted top line results,” commented Derek Peterson, Chief Executive Officer of Terra Tech. “These challenges included navigating the changing regulations in the State of California, which affected sales from our retail businesses in the state, Blüm Oakland and Blüm Santa Ana. Our capacity to generate wholesale revenues in California was also impacted by the regulations which required us to relocate and upgrade our IVXX™ cannabis production to a new facility, effectively halting production in some months.”

“While these factors created challenges for us in 2018, they also drove us to make investments in cultivation and manufacturing infrastructure that will enable us to scale production and achieve greater IVXX™ distribution in California in 2019. The upgraded facility in Oakland, California is nearly complete and will support a ramp in production starting in Q2 2019. Other initiatives to drive revenue growth in the state include the anticipated launch of a branded delivery system in California, and our plans to establish a pop-up retail experience,” continued Mr. Peterson.

“In conjunction with these growth initiatives, we are also implementing strategies to improve fiscal responsibility and improve our bottom line in 2019. This includes streamlining our operations and headcount to mitigate operational burn and completing an assessment of all our assets to explore opportunities to sell certain lower performing assets and redirect resources into accretive opportunities. This strategy will also allow us to avoid accessing the capital markets for funding in the second half of 2019.

“We believe that our strategy of ensuring cost efficient operations, production of high quality cannabis and stronger corporate governance will strengthen our business and drive meaningful and sustainable shareholder value,” concluded Mr. Peterson

Financial Update

•	For the year ended December 31, 2018, the Company generated revenues of approximately $31.33 million, compared to approximately $35.80 million for the year ended December 31, 2017, a decrease of approximately $4.47 million. The decrease was primarily due to the significant level of taxes that the State of California placed on cannabis sales which depressed the overall legal cannabis market.

•	Gross margin for the year ended December 31, 2018 was approximately 39.68%, compared to approximately 30.51% for the year ended December 31, 2017.

•	Selling, general and administrative expenses for the year ended December 31, 2018 were approximately $43.30 million, compared to approximately $30.80 million for the year ended December 31, 2017.

•	The net loss attributable to Terra Tech for the year ended December 31, 2018 was approximately $(39.8 million) or ($0.56) per share compared to a loss of approximately $(32.7 million) or ($0.71) per share for the year ended December 31, 2017.

•	The Company had $7.19 million in cash as of December 31, 2018, compared with $5.45 million as of December 31, 2017.

•	Stockholders’ equity for the year ended December 31, 2018 amounted to approximately $94.9 million, an increase of approximately $18.1 million compared to approximately $76.8 million as of December 31, 2017.

•	The Company had no short-term debt as of December 31, 2018. Long term debt was $18.3 million as of December 31, 2018, compared with $6.6 million as of December 31, 2017.

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Business Update

Corporate

•	Completed a $5 million investment in Hydrofarm Holdings Group, Inc. (“Hydrofarm”), one of the leading independent providers of hydroponics products in North America. Hydrofarm is based in Petaluma, California with ~300 employees globally. It recorded over $250 million in revenues in 2017.

•	Subsequent to the year ended December 31, 2018, the Company entered into an agreement to acquire the remainder of the interest in the Blüm Reno dispensary and the building where the facility is located from Forever Green NV and Forever Young Investments, LLC, affiliates of Heidi Loeb Hegerich. The transfer of those interests is subject to approval of the Nevada Department of Taxation, which the Company expects to receive in approximately 60-90 days. The Company also entered into a settlement agreement with Forever Green, Forever Young Investments and Ms. Hegerich to settle the lawsuit between them and the Company.

California:

•	Oakland: The Company’s Blüm, Oakland dispensary continued to focus on the adult use market, however sales were impacted by higher California state excise tax rates. To prepare for a ramp in demand as a result of the legalization of adult-use cannabis, Terra Tech continued constructing a 13,000 square foot cultivation facility in Hegenberger, Oakland which has the capacity to produce up to one metric ton, or 2,000 pounds, of cannabis per year. The facility is expected to be fully operational by the end of the second quarter of 2019.

•	San Leandro: Terra Tech’s Blum dispensary opened in January 2019, making history as the first medical dispensary to open its doors in San Leandro.

•	Santa Ana: The Company was granted vertically-integrated Phase I permits at its East Dyer Road, East Carnegie Avenue and South Tech Center Drive locations which all have retail licenses. This will allow the Company to commence development of cultivation, manufacturing and distribution capabilities at these locations.

•	The Company secured a 25% ownership in The Healing Tree Collective, Inc., a California based permitted dispensary license.

Nevada:

•	The Company began cannabis cultivation at its new Sparks facility in July 2018, which was built out in conjunction with NuLeaf Sparks.

•	The Company completed the sale of its cannabis dispensary located at 1921 Western Avenue in Las Vegas, to Exhale Brands Nevada, for a total of $6,250,000 plus the value of any inventory.

•	Purchased a retail property in downtown Las Vegas, located at 121 North Fourth Street.

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Edible Garden

•	Selected by Stop & Shop and Giant-Landover to supply organic leafy greens to their retail outlets

•	Exhibited its complete range of fresh, locally grown herbs and leafy greens at the Fresh Summit International Convention & Expo in October 2018

•	Participated in the New York Produce Show and Conference in December 2018

Conference Call

The company will also host a conference call today, Thursday, March 14, 2019 at 4:30 PM Eastern Time.

Dial-In Number:	1-857-232-0157
Access Code:	422095

Derek Peterson, Chairman and CEO of Terra Tech Corp., will be answering shareholder questions at the end of the call. Should you have questions during or prior to the conference call please send an email to TRTC@kcsa.com with ‘TRTC Question’ in the subject line. Mr. Peterson will answer as many questions as time will allow.

For those unable to participate in the live conference call, a replay will be available at http://smallcapvoice.com/blog/trtc/. An archived version of the webcast will also be available on the investor relations section of the company's website.

To be added to the Terra Tech email distribution list, please email TRTC@kcsa.com with TRTC in the subject line.

About Terra Tech

Terra Tech Corp. (OTCQX: TRTC) operates through multiple subsidiary businesses including: Blüm, IVXX Inc., Edible Garden, and MediFarm LLC. Blüm’s retail and medical cannabis facilities provide the highest quality medical cannabis to patients who are looking for alternative treatments for their chronic medical conditions as well as premium cannabis to the adult-use market in Nevada and California. Blüm offers a broad selection of cannabis products including; flowers, concentrates and edibles through its Oakland, CA and multiple Nevada locations. IVXX, Inc. is a wholly-owned subsidiary of Terra Tech that produces cannabis-extracted products for regulated medical cannabis dispensaries throughout California and medical and adult-use dispensaries in Nevada. The Company’s wholly-owned subsidiary, Edible Garden, cultivates a premier brand of local and sustainably grown hydroponic produce, sold through major grocery stores such as ShopRite, Walmart, Ahold, Aldi, Meijer, Kroger, Stop & Shop and others nationwide. Terra Tech’s MediFarm LLC subsidiaries are focused on medical and adult-use cannabis cultivation and permitting businesses throughout Nevada.

For more information about Terra Tech Corp visit: http://www.terratechcorp.com/

For more information about IVXX visit: http://ivxx.com/

For more information about Blüm Nevada visit: http://letsblum.com

Blüm Instagram: @LetsBlum

Visit us on Facebook @ http://www.facebook.com/terratechcorp/timeline

Follow us on Twitter @terratechcorp

For more information about Edible Garden visit: http://www.ediblegarden.com/

Visit Edible Garden on Facebook @ http://www.facebook.com/ediblefarms?fref=ts

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Cautionary Language Concerning Forward-Looking Statements

Statements in this press release may be "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as "anticipate", "believe", "estimate", "expect", "intend" and similar expressions, as they relate to the company or its management, identify forward-looking statements. These statements are based on current expectations, estimates and projections about the company's business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and probably will, differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and those risks discussed from time to time in Terra Tech Corp.'s filings with the Securities and Exchange Commission. In addition, such statements could be affected by risks and uncertainties related to Terra Tech Corp.'s (i) product demand, market and customer acceptance of its equipment and other goods, (ii) ability to obtain financing to expand its operations, (iii) ability to attract qualified sales representatives, (iv) competition, pricing and development difficulties, (v) ability to integrate GrowOp Technology Ltd. into its operations as a reporting issuer with the Securities and Exchange Commission, and (vi) general industry and market conditions and growth rates and general economic conditions. Any forward-looking statements speak only as of the date on which they are made, and the company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release. Information on Terra Tech Corp.'s website does not constitute a part of this release.

Contact

Philip Carlson

KCSA Strategic Communications

TRTC@kcsa.com

212-896-1238

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	Year Ended December 31,
	2018	2017

Total Revenues	$31,333,618	$35,800,844
Cost of Goods Sold	18,900,090	24,879,428

Gross Profit	12,433,528	10,921,416

Selling, General and Administrative Expenses	43,304,374	30,801,434

Loss from Operations	(30,870,846)	(19,880,018)

Other Income (Expense):
Impairment of Property	(77,556)	(138,037)
Impairment of Intangible Assets	-	(757,467)
Loss on Extinguishment of Debt	-	(7,144,288)
Gain (Loss) on Fair Market Valuation of Derivatives	-	(3,494,550)
Interest Expense, Net	(13,092,934)	(2,681,426)
Share of Loss in Joint Venture	(662,222)	-
Gain on Sale of Assets	5,229,680	-
Gain on Settlement of Contingent Consideration	-	4,991,571
Gain (Loss) on Fair Market Valuation of Contingent Consideration	-	(4,426,047)

Total Other Income (Expense)	(8,603,032)	(13,650,244)

Loss Before Provision for Income Taxes	(39,473,878)	(33,530,262)
Provision for Income Tax Benefit (Expense)	-	347,455

Net Loss	(39,473,878)	(33,182,807)
Net Income / (Loss) Attributable to Non-Controlling Interest	279,609	(505,204)

NET LOSS ATTRIBUTABLE TO TERRA TECH CORP.	$(39,753,486)	$(32,677,603)

Net Loss Per Common Share Attributable to Terra Tech Corp. Common Stockholders – Basic and Diluted	$(0.56)	$(0.71)

Weighted-Average Number of Common Shares Outstanding – Basic and Diluted	71,028,851	46,072,846

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TERRA TECH CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2018	2017

ASSETS

Current Assets:
Cash	$7,193,392	$5,445,582
Trade and Other Receivables, net of allowance for doubtful accounts of $0.33 and $0 million, as of December 31, 2018 and 2017, respectively	1,246,835	959,698
Notes Receivable	-	5,010,143
Inventory	2,279,737	5,760,019
Assets Held for Sale	7,501,287	-
Prepaid Expenses and Other Current Assets	741,261	1,067,689

Total Current Assets	18,962,512	18,243,131

Property, Equipment and Leasehold Improvements, Net	34,139,089	19,191,616
Intangible Assets, Net	18,465,923	27,773,110
Goodwill	35,172,508	28,921,260
Other Assets	897,395	4,058,682
Other Investments	12,450,700	-

TOTAL ASSETS	$120,088,127	$98,187,799

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES:
Current Liabilities:
Accrued Payroll	$2,553,186	$621,898
Accounts Payable and Other Accrued Expenses	4,348,256	4,822,812
Derivative Liabilities	-	9,331,400

Total Current Liabilities	6,901,442	14,776,110

Long-Term Liabilities:
Long-Term Debt	13,812,877	6,609,398
Long-Term Liabilities Held-for-Sale	4,500,000	-

Total Long-Term Liabilities	18,312,877	6,609,398

Total Liabilities	25,214,319	21,385,508

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred Stock, Convertible Series A, Par Value $0.001:
100 Shares Authorized as of December 31, 2018 and 2017; 12 and 8 Shares Issued and Outstanding as of December 31, 2018 and 2017, respectively	-	-
Preferred Stock, Convertible Series B, Par Value $0.001:
49,999,900 Shares Authorized as of December 31, 2018 and 2017; 0 and 0 Shares Issued and Outstanding as of December 31, 2018 and 2017, respectively	-	-
Common Stock, Par Value $0.001:
990,000,000 Shares Authorized as of December 31, 2018 and 2017; 81,759,415 and 61,818,560 Shares Issued and Outstanding as of December 31, 2018 and 2017, respectively (1)	81,759	61,819
Additional Paid-In Capital	236,542,860	181,357,715
Accumulated Deficit	(142,754,287)	(105,548,602)

Total Terra Tech Corp. Stockholders’ Equity	93,870,332	75,870,932
Non-Controlling Interest	1,003,476	931,359

Total Stockholders’ Equity	94,873,808	76,802,291

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$120,088,127	$98,187,799

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(1)	Adjusted to reflect the 1 for 15 reverse stock split. See Note 15.

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